                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported):  October 31, 2001
                                                   -----------------------------


                                PULTE HOMES, INC
             ------------------------------------------------------
             (Exact name of registrant as specified in its Chapter)

          Michigan                                001-09804                              38-2766606
-----------------------------         -----------------------------------         --------------------------
(State or other jurisdiction                     (Commission                             (IRS Employer
     of incorporation)                           File Number)                         Identification No.)



    33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304
--------------------------------------------------------------------------------
 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code         (248) 647-2750
                                                   -----------------------------



        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

         The audited Financial Statements of Del Webb Corporation for the fiscal year ended June 30, 2001 appear after the signature page of this report.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PULTE HOMES, INC.

Date: October 31, 2001
                                             By: /s/ John R. Stoller
                                                --------------------------------
                                                  Name:  John R. Stoller
                                                  Title:  Senior Vice President,
                                                          General Counsel and
                                                          Secretary

                          Independent Auditors' Consent

The Board of Directors
Del Webb Corporation

We consent to the incorporation by reference the registration statements (No. 33-71742 and No. 33-54978) on Form S-3, (No. 333-70786 and No. 33-36814) on Form
S-4, and (No. 333-66286, No. 333-66284, No. 333-66322, No. 33-40102, No.
33-98944, No. 33-99218, and No. 33-51019) on Form S-8 of Pulte Homes, Inc., of
our report dated July 31, 2001, with respect to the consolidated balance sheets of Del Webb Corporation as of June 30, 2001 and 2000, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2001, which report appears in the Form 8-K of Pulte Homes, Inc. dated October 31, 2001.



                                                                /s/ KPMG LLP


Phoenix, Arizona
October 29, 2001

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
Del Webb Corporation:

We have audited the accompanying consolidated balance sheets of Del Webb Corporation and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Del Webb Corporation and subsidiaries as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

As noted in Note 14 to the consolidated financial statements, effective July 31, 2001, Pulte Homes, Inc. acquired all of the outstanding stock of Del Webb Corporation.

                                                     /s/KPMG LLP

Phoenix, Arizona
July 31, 2001

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2001 AND 2000


                                                                                           IN THOUSANDS
                                                                                         Except Share Data
---------------------------------------------------------------------------------------------------------------
                                                                                     2001              2000
---------------------------------------------------------------------------------------------------------------
                                  ASSETS
---------------------------------------------------------------------------------------------------------------
Real estate inventories (Notes 2, 6 and 12)                                    $   1,758,697     $  1,755,398
Cash and short-term investments                                                       10,906           21,038
Receivables (Note 3)                                                                  40,564           36,121
Property and equipment, net (Note 4)                                                  98,640           96,637
Other assets (Note 5)                                                                 72,554           71,563
---------------------------------------------------------------------------------------------------------------
                                                                               $   1,981,361     $  1,980,757
===============================================================================================================
                   LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------
Notes payable, senior and subordinated debt (Note 6)                           $     899,598     $  1,005,424
Contractor and trade accounts payable                                                106,220          113,574
Accrued liabilities and other payables                                               168,902          158,351
Home sale deposits                                                                   146,746          165,762
Deferred income taxes (Note 8)                                                        68,802           47,030
Income taxes payable (Note 8)                                                          9,432            8,230
---------------------------------------------------------------------------------------------------------------
     Total liabilities                                                             1,399,700        1,498,371
---------------------------------------------------------------------------------------------------------------
Commitments, contingencies and subsequent events (Notes 6, 9, 10, 14 and 15)
Shareholders' equity:
  Common stock, $.001 par value.  Authorized 30,000,000 shares;
    issued 18,927,199 shares and 18,360,213 shares at
    June 30, 2001 and 2000, respectively (Note 9)                                         19               18
  Additional paid-in capital                                                         181,968          170,112
  Retained earnings (Note 6)                                                         407,419          316,240
---------------------------------------------------------------------------------------------------------------
                                                                                     589,406          486,370
  Less deferred compensation (Note 9)                                                 (7,745)          (3,984)
---------------------------------------------------------------------------------------------------------------
     Total shareholders' equity                                                      581,661          482,386
---------------------------------------------------------------------------------------------------------------
                                                                               $   1,981,361     $  1,980,757
===============================================================================================================

See accompanying notes to consolidated financial statements.

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999


                                                                                       IN THOUSANDS
                                                                                  EXCEPT PER SHARE DATA
------------------------------------------------------------------------------------------------------------------------
                                                                         2001              2000             1999
------------------------------------------------------------------------------------------------------------------------
Revenues (Note 11)                                                   $    1,936,117    $   2,040,003    $    1,466,181

------------------------------------------------------------------------------------------------------------------------
Costs and expenses (Note 11):
  Home construction, land and other                                       1,465,381        1,575,043         1,112,525
  Selling, general and administrative                                       258,007          269,704           203,711
  Interest (Note 12)                                                         73,386           85,623            59,179
------------------------------------------------------------------------------------------------------------------------
                                                                          1,796,774        1,930,370         1,375,415
------------------------------------------------------------------------------------------------------------------------
     Earnings before income taxes                                           139,343          109,633            90,766
Income taxes (Note 8)                                                        48,164           35,468            32,676
------------------------------------------------------------------------------------------------------------------------
     Net earnings                                                    $       91,179    $      74,165    $       58,090
========================================================================================================================
Weighted average shares outstanding - basic                                  18,542           18,289            18,174

========================================================================================================================
Weighted average shares outstanding - assuming dilution                      19,051           18,550            18,705
========================================================================================================================
     Net earnings per share - basic (Note 7)                         $         4.92    $        4.06    $         3.20
========================================================================================================================
     Net earnings per share - assuming dilution (Note 7)             $         4.79    $        4.00    $         3.11
========================================================================================================================

See accompanying notes to consolidated financial statements.

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999


                                                                      IN THOUSANDS, except per share data
-----------------------------------------------------------------------------------------------------------------------
                                      COMMON                     ADDITIONAL                                  TOTAL
                                      SHARES        COMMON        PAID-IN       RETAINED      DEFERRED    SHAREHOLDERS'
                                    OUTSTANDING      STOCK        CAPITAL       EARNINGS    COMPENSATION     EQUITY
-----------------------------------------------------------------------------------------------------------------------

Balances at June 30, 1998                18,108       $    18    $  166,328    $  184,890    $   (5,469)   $  345,767

Shares issued and retired for
stock option and restricted stock
plans, net of amortization                  184             -         3,982             -          (695)        3,287

Shares repurchased and retired              (71)            -        (1,445)            -             -        (1,445)

Cash dividends ($0.05 per share)              -             -             -          (905)            -          (905)

Net earnings                                  -             -             -        58,090             -        58,090
-----------------------------------------------------------------------------------------------------------------------

Balances at June 30, 1999                18,221            18       168,865       242,075        (6,164)      404,794

Shares issued and retired for
stock option and restricted stock
plans, net of amortization                  139             -         1,250             -         2,180         3,430

Shares repurchased and retired                -             -            (3)            -             -            (3)

Net earnings                                  -             -             -        74,165             -        74,165
-----------------------------------------------------------------------------------------------------------------------

Balances at June 30, 2000                18,360            18       170,112       316,240        (3,984)      482,386

Shares issued and retired for
stock option and restricted stock
plans, net of amortization                  567             1        11,861             -        (3,761)        8,101

Shares repurchased and retired                -             -            (5)            -             -            (5)

Net earnings                                  -             -             -        91,179             -        91,179
-----------------------------------------------------------------------------------------------------------------------

Balances at June 30, 2001                18,927       $    19    $  181,968    $  407,419    $   (7,745)   $  581,661
=======================================================================================================================

See accompanying notes to consolidated financial statements.

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                     2001             2000              1999
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers related to operating
    community home sales                                           $ 1,781,720       $ 1,945,796         1,394,475
  Cash received from commercial land and facility sales
    at operating communities                                            79,956            75,989            56,746
  Cash paid for costs related to home construction at
    operating Communities                                           (1,155,475)       (1,167,392)         (881,272)
--------------------------------------------------------------------------------------------------------------------
       Net cash provided by operating community sales activities       706,201           854,393           569,949
  Cash paid for land acquisitions at operating communities             (19,595)          (41,895)          (33,626)
  Cash paid for lot development at operating communities              (283,927)         (296,993)         (197,650)
  Cash paid for amenity development at operating communities          (104,490)         (223,425)          (96,650)
--------------------------------------------------------------------------------------------------------------------
       Net cash provided by operating communities                      298,189           292,080           242,023
  Cash paid for costs related to communities in the
    pre-operating stage                                                (17,918)          (14,716)         (381,361)
  Cash received from (paid for) mortgage operations                        258             2,114             3,138
  Cash received from (paid for) residential land development
    project                                                              3,019            (1,465)           (1,361)
  Cash paid for corporate activities                                   (91,432)          (76,535)          (64,057)
  Interest paid                                                        (96,444)         (103,116)          (73,348)
  Cash paid for income taxes                                           (23,148)          (10,945)           (2,807)
--------------------------------------------------------------------------------------------------------------------
       Net cash provided by (used for) operating activities             72,524            87,417          (277,773)
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (12,434)          (17,014)          (43,480)
  Investments in life insurance policies                                (2,560)           (1,905)           (1,835)
--------------------------------------------------------------------------------------------------------------------
       Net cash used for investing activities                          (14,994)          (18,919)          (45,315)
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings                                                           384,072           426,009           739,740
  Repayments of debt                                                  (459,850)         (497,060)         (407,813)
  Stock repurchases                                                         (5)               (3)           (1,445)
  Proceeds from exercise of common stock options                         8,121               925             1,818
  Dividends paid                                                             -                 -              (905)
--------------------------------------------------------------------------------------------------------------------
       Net cash provided by (used for) financing activities            (67,662)          (70,129)          331,395
--------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and short-term investments             (10,132)           (1,631)            8,307
Cash and short-term investments at beginning of year                    21,038            22,669            14,362
--------------------------------------------------------------------------------------------------------------------
CASH AND SHORT-TERM INVESTMENTS AT END OF YEAR                      $   10,906        $   21,038       $    22,669
====================================================================================================================

See accompanying notes to consolidated financial statements.

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                    YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                             2001           2000            1999
---------------------------------------------------------------------------------------------------------------------
Reconciliation of net earnings to net cash provided by (used for)
  operating activities:
  Net earnings                                                            $   91,179    $  74,165         $  58,090
  Amortization of non-cash common costs in costs and expenses,
    excluding interest                                                       443,705      496,734           365,260
  Amortization of capitalized interest in costs and expenses                  73,386       85,623            59,179
  Deferred compensation amortization                                           1,336        4,196             2,431
  Depreciation and other amortization                                         11,107       10,538             8,134
  Deferred income taxes                                                       21,772       24,520            18,265
  Net decrease (increase)  in home construction costs                         (7,772)       4,578           (83,198)
  Land acquisitions                                                          (32,050)     (41,895)          (40,619)
  Lot development                                                           (284,080)    (296,993)         (411,309)
  Amenity development                                                       (104,693)    (238,650)         (279,150)
  Net change in other assets and liabilities                                (141,366)     (35,399)           25,144
---------------------------------------------------------------------------------------------------------------------
       Net cash provided by (used for) operating activities               $   72,524    $  87,417         $ (277,773)
=====================================================================================================================

See accompanying notes to consolidated financial statements.

                      DEL WEBB CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 2000, 1999 AND 1998

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation

         The consolidated financial statements include the accounts of Del Webb Corporation and its subsidiaries (the "Company"). All significant intercompany transactions and accounts have been eliminated in consolidation.

         Operations

         The Company conducts its operations in two primary segments in Arizona, California, Florida, Illinois, Nevada, South Carolina and Texas. The Company's active adult communities (primarily its Sun City communities) are generally large-scale, master planned communities with extensive amenities for people age 55 and over. The Company's family and country club communities are open to people of all ages and are generally developed in metropolitan or market areas in which the Company is developing active adult communities.

         The Company's operations are subject to a number of risks and uncertainties, including, but not limited to, risks associated with: the cyclical nature of real estate operations; land acquisition, entitlement and development; the ability to successfully implement new strategic initiatives; governmental regulation; growth management and environmental considerations; geographic concentration; financing and leverage; interest rate fluctuations; construction labor and material costs; energy sources; future communities and new geographic markets; legal matters; and natural risks that exist in certain of the Company's market areas.

         Real Estate Inventories

         Real estate inventories include undeveloped land, partially improved land, amenities and homes on finished lots, in various stages of completion. These assets include direct construction costs for homes and common costs. Common costs include: land general and subdivision land development costs; model home, vacation home and owned golf course costs in excess of normal direct construction costs; costs of community sales centers; costs of assets (such as golf courses and recreation centers) contributed to certain of the community associations; costs of subsidizing the community associations; development period interest; and other costs. All of these common costs are capitalized and, along with estimated future common costs, are allocated on a community-by-community basis to residential and commercial lots using the relative sales value method. Home construction, land and other costs includes the direct construction costs of the home and an allocation of common costs. Sales commissions and advertising expenses are included in selling, general and administrative expenses. The Company recognizes revenue at the close of escrow.

         The Company values its real estate inventories to be developed or under development in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The Company has no significant recorded value for completed real estate projects.

         SFAS No. 121 requires that long-lived assets to be developed or under development, such as real estate inventories, be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. If the sum of the expected future net cash flows (undiscounted and without interest charges) from an asset to be held and used is less than the book value of the asset, an impairment loss must be recognized in the amount of the difference between the book value and fair value. For long-term assets like active adult communities, the determination of whether there is an impairment loss is dependent primarily on the Company's estimate of completion costs and annual home closings over the life of the community, which involves numerous assumptions and judgments as to future events over a period of many years. Long-lived assets to be disposed of, such as real estate inventories held for sale, are reported at the lower of book value or fair value less costs to sell.

         Cash and Short-Term Investments

         The Company's policy is to invest its cash in high-grade, income-producing short-term investments. Accordingly, uninvested cash balances are generally kept at minimum levels. Short-term investments are valued at the lower of cost or market and principally include overnight repurchase agreements, certificates of deposit and commercial paper with an original maturity of less than 90 days.

         Depreciation

         Depreciation is computed using principally the straight-line method for financial statement purposes and accelerated methods for tax purposes over the estimated useful lives of the assets ranging from 3 to 20 years.

         Income Taxes

         The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in future years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statement of earnings in the period that includes the enactment date.

         Earnings Per Share

         Earnings per share-basic is determined by dividing net earnings by the weighted average number of common shares outstanding during the year. Computing earnings per share-diluted is similar to basic earnings per share, except the denominator is increased to include the dilutive effects of options, warrants and convertible securities. Any options that have an exercise price greater than the average market price are excluded from the diluted earnings per share calculation.

         Consolidated Statements of Cash Flows

         In the Consolidated Statements of Cash Flows, the Company defines operating communities as communities generating revenues from home closings. Communities in the pre-operating stage are those not yet generating revenues from home closings.

         Warranty Costs

         Estimated future warranty costs are charged to home construction, land and other costs when the revenues from home closings are recognized.

         Comprehensive Income

         The Company adopted SFAS No. 130, Reporting Comprehensive Income, during fiscal 1999. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of its balance sheet. The Company had no items of other comprehensive income in any period presented in these consolidated financial statements

         Goodwill

         Goodwill is included in other assets and represents the unamortized excess of the purchase price of two active adult communities in central Florida over the fair value of net assets acquired in fiscal 1998 (see
         Note 5). This goodwill is being amortized on a straight-line basis over a period of 15 years.

         The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

         Financial Instruments

         In the normal course of business, the Company may invest in various financial assets and incur various financial liabilities. The Company does not trade in derivative financial instruments, although it occasionally enters into agreements involving derivative financial instruments for purposes other than trading. At June 30, 2001 the Company had no significant derivative financial instruments.

         The fair value estimates of financial instruments presented in Note 6 have been determined by the Company using available market information and valuation methodologies deemed appropriate by the Company. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, these fair value estimates are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. Potential taxes and other transaction costs have not been considered in estimating fair value.

         The fair values of the Company's publicly held debt are estimated based on the quoted bid prices for these debt instruments on June 30, 2001. The carrying amounts of the Company's remaining debt approximate the estimated fair values because they are at interest rates comparable to rates currently available to the Company for debt with similar terms and remaining maturities. For all other financial instruments, the carrying amounts approximate their fair values because of the short maturity of these instruments and in some cases because they bear interest at market rates. As substantially all of the Company's assets (including real estate inventories and property and equipment) are not financial instruments, these disclosures, along with those in Note 6, do not reflect the value of the Company as a whole.

         Stock-Based Compensation

         In accordance with the provisions of Accounting Principals Board Opinion No. 25, Accounting for Stock Issued to Employees, the Company measures employee stock-based compensation expense as the excess of the market price at the grant date over the amount the employee must pay for the stock. The Company's general policy is to grant stock options at fair market value at the date of grant, so no compensation expense is recognized. As permitted, the Company has elected to adopt only the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation (see Note 9).

         Use of Estimates

         The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, particularly those previously discussed for real estate inventories, that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.


(2)      REAL ESTATE INVENTORIES

         The components of real estate inventories are as follows:

                                                                                     In Thousands
                                                                                     at June 30,
-----------------------------------------------------------------------------------------------------------
                                                                                2001              2000
-----------------------------------------------------------------------------------------------------------
Home construction costs                                                  $      268,562    $      260,790
Unamortized improvement and amenity costs                                     1,060,248         1,097,643
Unamortized capitalized interest                                                130,064           105,213
Land held for housing                                                           195,480           205,142
Land and facilities held for future development or sale                         104,343            86,610
-----------------------------------------------------------------------------------------------------------
                                                                         $    1,758,697    $    1,755,398
===========================================================================================================

         At June 30, 2001, the Company had 446 completed homes and 484 homes under construction that were not subject to a sales contract. These homes represented $65.7 million of home construction costs at June 30, 2001. At June 30, 2000 the Company had 358 completed homes and 492 homes under construction (representing $55.5 million of home construction costs) that were not subject to a sales contract.

         Included in land and facilities held for future development or sale at June 30, 2001 were 1,138 acres of commercial land that are currently being marketed for sale at the Company's active adult communities and 558 acres of commercial land that are currently being marketed for sale at the Company's Anthem Arizona project. Included in land and facilities held for future development or sale at June 30, 2000 were 241 acres of commercial land that were being marketed for sale at the Company's active adult communities and 617 acres of commercial land that were being marketed for sale at the Company's Anthem Arizona project. Also, included in land and facilities held for future development or sale at June 30, 2000 were 1,075 lots in the Company's Nevada family communities.

(3)      RECEIVABLES

         Receivables are summarized as follows:

                                                                                     In Thousands
                                                                                      at June 30,
-----------------------------------------------------------------------------------------------------------
                                                                                2001              2000
-----------------------------------------------------------------------------------------------------------
Mortgage loans held for sale or investment                                  $    22,722       $    15,939
Notes from sales of land and facilities                                           9,140            11,250
Escrow funds from home and land sales                                             2,507             2,189
Other                                                                             6,195             6,743
-----------------------------------------------------------------------------------------------------------
                                                                            $    40,564       $    36,121
===========================================================================================================

(4)      PROPERTY AND EQUIPMENT, NET

         Property and equipment, stated at cost, and related accumulated depreciation are summarized as follows:

                                                                                     In Thousands
                                                                                      at June 30,
-----------------------------------------------------------------------------------------------------------
                                                                                2001              2000
-----------------------------------------------------------------------------------------------------------
Buildings and improvements                                                  $    34,230       $    31,417
Equipment                                                                        81,890            75,638
Land and improvements                                                            26,387            26,291
-----------------------------------------------------------------------------------------------------------
                                                                                142,507           133,346
Less accumulated depreciation                                                    43,867            36,709
-----------------------------------------------------------------------------------------------------------
                                                                            $    98,640       $    96,637
===========================================================================================================

(5)      OTHER ASSETS

         Other assets are summarized as follows:

                                                                                    In Thousands
                                                                                     at June 30,
-----------------------------------------------------------------------------------------------------------
                                                                                2001              2000
-----------------------------------------------------------------------------------------------------------
Pre-acquisition costs                                                       $     2,614      $      1,373
Cash surrender value of life insurance policies                                  29,414            29,462
Utility costs and deposits                                                        4,259            13,093
Prepaid expenses                                                                  9,967             9,749
Goodwill, net                                                                     7,694             8,361
Water right costs                                                                 3,716             3,524
Other                                                                            14,890             6,001
-----------------------------------------------------------------------------------------------------------
                                                                            $    72,554      $     71,563
===========================================================================================================

         Cash surrender values of life insurance policies relate to policies acquired in connection with certain executive benefit plans.

(6)      NOTES PAYABLE, SENIOR AND SUBORDINATED DEBT

         Notes payable, senior and subordinated debt consists of the following:

                                                                                     In Thousands
                                                                                      at June 30,
-----------------------------------------------------------------------------------------------------------
                                                                                 2001              2000
-----------------------------------------------------------------------------------------------------------
9 3/4% Senior Subordinated Debentures due 2003, net, unsecured               $   99,315       $    98,903
9% Senior Subordinated Debentures due 2006, net, unsecured                       98,723            98,449
9 3/4% Senior Subordinated Debentures due 2008, net, unsecured                  146,822           146,338
9 3/8% Senior Subordinated Debentures due 2009, net, unsecured                  196,346           195,880
10 1/4% Senior Subordinated Debentures due 2010, net, unsecured                 144,824           144,223
Notes payable to banks under a senior revolving credit facility and
  short-term lines of credit, unsecured                                         175,000           235,000
Real estate and other notes, variable interest rates from prime to prime plus 1% and fixed rates from 6.9% to 9.8%,  maturities  to
  2025, primarily secured                                                        38,568            86,631
-----------------------------------------------------------------------------------------------------------
                                                                             $  899,598       $ 1,005,424
===========================================================================================================

(6)      NOTES PAYABLE, SENIOR AND SUBORDINATED DEBT (CONTINUED)

         In March 1993 the Company completed a public offering of $100 million of Senior Subordinated Debentures, which are shown net of unamortized deferred financing costs and discount. These Debentures are due on March 1, 2003 and have a stated interest rate of 9 3/4 percent per year. Interest is payable semi-annually on March 1 and September 1. The annual effective interest rate of the Debentures, after giving effect to the amortization of deferred financing costs and discount, is 10.2 percent. The Debentures may be redeemed by the Company at 100 percent of the principal amount of the Debentures redeemed, plus accrued and unpaid interest to the redemption date.

         In February 1994 the Company completed a public offering of $100 million of Senior Subordinated Debentures, which are shown net of unamortized deferred financing costs. These Debentures are due on February 15, 2006 and have a stated interest rate of 9 percent per year. Interest is payable semi-annually on February 15 and August 15. The annual effective interest rate of the Debentures, after giving effect to the amortization of deferred financing costs, is 9.3 percent. The Debentures may be redeemed by the Company on or after February 15, 2000, 2001, 2002 and 2003 at 103.375, 102.250, 101.125 and 100 percent, respectively, of the principal amount of the Debentures redeemed, plus accrued and unpaid interest to the redemption date.

         In January 1997 the Company completed a public offering of $150 million of Senior Subordinated Debentures, which are shown net of unamortized deferred financing costs and discount. These Debentures are due on January 15, 2008 and have a stated interest rate of 9 3/4 percent per year. Interest is payable semi-annually on January 15 and July 15. The annual effective interest rate of the Debentures, after giving effect to the amortization of deferred financing costs and discount, is 10.1 percent. The Debentures may be redeemed by the Company on or after January 15, 2002, 2003, 2004 and 2005 at 104.875, 103.250, 101.625 and
         100 percent, respectively, of the principal amount of the Debentures redeemed, plus accrued and unpaid interest to the redemption date.

         In May 1998 the Company completed a public offering of $200 million of Senior Subordinated Debentures, which are shown net of unamortized deferred financing costs. These Debentures are due on May 1, 2009 and have a stated interest rate of 9 3/8 percent per year. Interest is payable semi-annually on May 1 and November 1. The annual effective interest rate of the Debentures, after giving effect to the amortization of deferred financing costs, is 9.6 percent. The Debentures may be redeemed by the Company on or after May 1, 2003, 2004, 2005 and 2006 at 104.688, 103.125, 101.563 and 100 percent, respectively, of the principal amount of the Debentures redeemed, plus accrued and unpaid interest to the redemption date.

         In February 1999 the Company completed a public offering of $150 million of Senior Subordinated Debentures, which are shown net of unamortized deferred financing costs. These Debentures are due on February 15, 2010 and have a stated interest rate of 10 1/4 percent per year. Interest is payable semi-annually on February 15 and August 15. The annual effective interest rate of the Debentures, after giving effect to the amortization of deferred financing costs, is 10.7 percent. The Debentures may be redeemed by the Company on or after February 15, 2004, 2005, 2006, 2007 and 2008 at 105.125, 103.844,
         102.563, 101.281 and 100 percent, respectively, of the principal amount of the Debentures redeemed, plus accrued and unpaid interest to the redemption date.

         The Company has a $500 million senior unsecured revolving credit facility (the "Credit Facility"). If the Credit Facility is not further amended, it will mature in October 2004. Borrowings under the Credit Facility currently bear interest at the prime rate or, if the Company selects, at the London interbank offered rate plus 1.45 to 1.70 percent, depending on the Company's ratio of debt to tangible net worth. The effective interest rate on borrowings outstanding under the Credit Facility at June 30, 2001 and 2000 was 5.7 percent and 8.6 percent, respectively.

(6)      NOTES PAYABLE, SENIOR AND SUBORDINATED DEBT (CONTINUED)

         The Credit Facility and the indentures for the Company's publicly-held debt contain covenants which, taken together and among other things, limit investments in unentitled land and unsold homes, dividends, stock repurchases, incurrence of indebtedness and certain acquisitions and which could, depending on the circumstances, affect the Company's ability to borrow in the future. At June 30, 2001 the Company had $175.0 million outstanding under the Credit Facility and no amount outstanding under its $5 million of short-term line of credit (together with the Credit Facility, the "Credit Facilities"). At that date, the entire $330 million of unused capacity under the Credit Facilities was available to the Company.

         At June 30, 2001, under the most restrictive of the covenants in the Company's debt agreements, $76.0 million of the Company's retained earnings was available for payment of cash dividends and acquisition of stock.

         The estimated fair values at June 30, 2001 of the Company's 9 3/4% Senior Subordinated Debentures due 2003, 9% Senior Subordinated Debentures due 2006, 9 3/4% Senior Subordinated Debentures due 2008,
         9 3/8% Senior Subordinated Debentures due 2009 and 10 1/4% Senior Subordinated Debentures due 2010 were $100.3 million, $104.0 million, $154.1 million, $203.0 million and $158.3 million, respectively. Their estimated fair values at June 30, 2000 were $99.0 million, $89.6 million, $130.9 million $168.3 million and $140.6 million, respectively.

         The principal payment requirements (in thousands) on debt for the next five years ended June 30 are as follows:

                           2002          $    14,678
                           2003          $   101,961
                           2004          $    10,954
                           2005          $   177,113
                           2006          $   100,905

(7)      EARNINGS PER SHARE

         A summary of the reconciliation from basic earnings per share to diluted earnings per share for the years ended June 30, follows:

                                                                                      IN THOUSANDS
                                                                               (EXCEPT PER SHARE AMOUNTS)
                                                                                      AT JUNE 30,
         ------------------------------------------------------------------------------------------------------------
                                                                         2001             2000            1999
         ------------------------------------------------------------------------------------------------------------
         Net earnings                                                   $   91,179       $  74,165        $  58,090

         Basic EPS - Weighted average shares outstanding                    18,542          18,289           18,174
         ------------------------------------------------------------------------------------------------------------

         Basic earnings per share                                       $     4.92       $    4.06        $    3.20
         ============================================================================================================

         Basic EPS - Weighted average shares outstanding                    18,542          18,289           18,174

         Effect of dilutive securities:
            Stock options                                                      509             261              531
         ------------------------------------------------------------------------------------------------------------

         Dilutive EPS - Weighted average shares outstanding                 19,051          18,550           18,705
         ------------------------------------------------------------------------------------------------------------

         Diluted earnings per share                                     $     4.79       $    4.00        $    3.11
         ============================================================================================================

         Antidilutive stock options not included in diluted EPS                175           1,260              366
         ============================================================================================================

(8)      INCOME TAXES

         The components of income taxes are:

                                                                         In Thousands
                                                                     Year Ended June 30,
-----------------------------------------------------------------------------------------------------------
                                                           2001              2000              1999
-----------------------------------------------------------------------------------------------------------
Current:
   Federal                                               $     24,600       $    10,020        $   13,506
   State                                                        1,792               928               905
-----------------------------------------------------------------------------------------------------------
                                                               26,392            10,948            14,411
-----------------------------------------------------------------------------------------------------------
Deferred:
   Federal                                                     19,756            23,554            16,471
   State                                                        2,016               966             1,794
-----------------------------------------------------------------------------------------------------------
                                                               21,772            24,520            18,265
-----------------------------------------------------------------------------------------------------------
                                                         $     48,164       $    35,468        $   32,676
===========================================================================================================

         Deferred tax assets and liabilities have been recognized in the consolidated balance sheets due to temporary differences and carryforwards as follows:

                                                                                     In Thousands
                                                                                     at June 30,
-----------------------------------------------------------------------------------------------------------
                                                                                2001              2000
-----------------------------------------------------------------------------------------------------------
Deferred tax assets:
  Net operating loss carryforwards                                           $    1,348        $    1,252
  Tax credit carryforwards                                                        3,476             3,045
  Property and equipment, principally due to differences in
     depreciation                                                                 9,813            15,923
  State income taxes                                                                552             1,728
  Deferred compensation                                                           7,805             8,570
  Accruals                                                                       17,387            18,907
  Deferred income                                                                 5,566            10,161
  Other                                                                           2,134             2,796
-----------------------------------------------------------------------------------------------------------
                                                                                 48,081            62,382
  Valuation allowance                                                             3,389             3,389
-----------------------------------------------------------------------------------------------------------
                                                                                 44,692            58,993
-----------------------------------------------------------------------------------------------------------
Deferred tax liabilities:
  Real estate, principally due to basis differences                             112,620           105,001
  Other                                                                             874             1,022
-----------------------------------------------------------------------------------------------------------
                                                                                113,494           106,023
-----------------------------------------------------------------------------------------------------------
          Net deferred income tax liability                                  $   68,802        $   47,030
===========================================================================================================

         Income taxes differ from the amounts computed using the federal statutory income tax rate as a result of the following:

                                                                         In Thousands
                                                                     Year Ended June 30,
-----------------------------------------------------------------------------------------------------------
                                                           2001              2000              1999
-----------------------------------------------------------------------------------------------------------
Expected taxes at current federal statutory               $    48,770        $   38,372        $   31,768
  income tax rate
State income taxes, net of federal benefit                      3,804             3,656             2,696
Federal and state tax credits                                  (2,595)           (2,367)           (2,146)
Adjustments due to the settlement of audits
  and resolution of issues                                     (2,000)           (4,000)               85
Other                                                             184              (193)              273
-----------------------------------------------------------------------------------------------------------
          Income taxes                                    $    48,164        $   35,468        $   32,676
===========================================================================================================

         At June 30, 2001 the Company had a state net operating loss carryforward of $27.0 million that begins to expire in fiscal 2010.

         There were no net changes in the total valuation allowance for the years ended June 30, 2001 and 2000. Management believes it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as reduced by the valuation allowance.

 (9)     COMMON STOCK RESERVED

         The Company has six employee stock option plans: the 1981 Stock Option Plan (under which no grants can be made subsequent to December 31, 1991); the 1986 Stock Option and Stock Appreciation Rights (SAR) Plan (under which no grants can be made subsequent to December 31, 1995); and the 1991, 1993, 1995 and 1998 Executive Long-Term Incentive Plans (ELTIPs), which cover both options and restricted stock grants. Options under each of these plans are granted to key employees to purchase shares of the Company's common stock at a price not less than the current market price at the date of the grant. The options are exercisable over a ten-year period from the date of the grant. Shares authorized for grant under the 1991 ELTIP total 750,000. Shares authorized for grant under the 1993 ELTIP total 1,200,000, of which no more than 450,000 may be used for restricted stock grants. Shares authorized for grant under the 1995 ELTIP total 1,200,000, of which no more than 100,000 may be used for restricted stock grants. Shares authorized for grant under the 1998 ELTIP total 1,000,000, of which no more than 100,000 may be used for time-based restricted stock grants and no more than 100,000 may be used for performance-based restricted stock grants.

         The Company also has the 1991 Directors' Stock Plan, the 1995 Director Stock Plan and the 1998 Director Stock Plan, under which options may be granted to the Directors of the Company to purchase shares of the Company's common stock at a price not less than the current market price at the date of grant. Under these plans the Directors may elect to defer some or all of their annual retainers and receive restricted stock or stock options at prices that, when combined with the amounts of deferred retainers, equal the current market price at the date of the grant. Shares authorized under these plans total 75,000 per plan (225,000 shares in the aggregate).

         The Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation. As permitted under SFAS No. 123, the Company measures employee stock-based compensation expense as the excess of the market price at the grant date over the amount the employee must pay for the stock.

         SFAS No. 123 requires disclosure of pro forma net earnings and pro forma net earnings per share as if the fair value based method had been applied in measuring employee compensation expense for awards granted in fiscal 1996 through fiscal 2001. Management believes that the fiscal 1999 and 1998 pro forma amounts may not be representative of the effects of stock-based awards on future pro forma net earnings and pro forma net earning per share because, among other reasons, those pro forma amounts exclude the pro forma employee compensation expense related to unvested stock options granted before fiscal 1996.

         Reported and such pro forma net earnings, in thousands, and net earnings per share amounts for the years ended June 30, 2001, 2000 and 1999 are set forth below:

                                                           2001              2000              1999
-----------------------------------------------------------------------------------------------------------
Reported:
  Net earnings                                            $    91,179       $    74,165        $   58,090
  Net earnings per share - basic                                 4.92              4.06              3.20
  Net earnings per share - assuming dilution                     4.79              4.00              3.11

Pro forma:
  Net earnings                                                 89,588            72,550            56,890
  Net earnings per share - basic                                 4.83              3.97              3.13
  Net earnings per share - assuming dilution                     4.70              3.91              3.04
-----------------------------------------------------------------------------------------------------------

         The fair values of employee stock options granted were estimated on the dates of their grant using the Black-Scholes option pricing model based on the following weighted average assumptions:

                                                           2001              2000              1999
-----------------------------------------------------------------------------------------------------------
Risk free interest rate                                   5.33%              6.70%             5.71%
Expected life (in years)                                   7.3                7.5               7.4
Expected volatility                                        39%                33%               30%
Expected dividend yield                                   0.45%              0.68%             0.82%
-----------------------------------------------------------------------------------------------------------


         Stock option activity for the years ended June 30, 2001, 2000, and 1999 is summarized as follows:

                                         2001                      2000                      1999
                               -----------------------------------------------------------------------------
                                 Options     Weighted     Options      Weighted      Options     Weighted
                                             Average                    Average                   Average
                                             Exercise                  Exercise                  Exercise
                                              Price                      Price                     Price
------------------------------------------------------------------------------------------------------------
Options outstanding, beginning
  of year                       2,072,601     $  19.60    1,932,821       $ 18.21    1,807,632     $ 16.61
     Granted                      338,000        25.45      415,500         22.70      372,879       25.91
     Exercised                   (634,035)       17.43     (195,530)        11.36     (138,570)      15.79
     Canceled                     (75,850)       22.85      (80,190)        22.16     (109,120)      21.02
------------------------------------------------------------------------------------------------------------
Options outstanding at end
  of year                       1,700,716     $  21.43    2,072,601       $ 19.60    1,932,821     $ 18.21

============================================================================================================
Options exercisable at end of
  year                           833,441      $  18.87    1,176,002       $ 17.28    1,098,619     $ 15.16
============================================================================================================
Weighted average fair value
  of options granted during
  year                                    $12.62                    $ 10.73                    $ 10.90
============================================================================================================

         Stock options outstanding at June 30, 2001 were as follows:

                                        Options Outstanding                        Options Exercisable
-----------------------------------------------------------------------------    -------------------------
       Range of            Options        Weighted Average         Weighted        Options      Weighted
     Exercise Price                     Remaining Contractual       Average                      Average
                                                Life               Exercise                     Exercise
                                                                     Price                        Price
-----------------------------------------------------------------------------    -------------------------
     $ 8.00 - $ 9.89           16,000         0.1  Years            $  9.13         16,000       $   9.13
     $10.97 - $14.53          130,285         1.5                     13.72        130,285          13.72
     $15.71 - $18.10          292,911         4.0                     16.40        259,861          16.40
     $20.56 - $29.20        1,261,520         7.6                     23.55        427,295          22.30
                       ----------------                                          -----------
                            1,700,716         6.4  Years            $ 21.43        833,441       $  18.87
=============================================================================    =========================

         Shares granted, net of cancellations, under the Company's restricted stock plans during the years ended June 30, 2001, 2000 and 1999 aggregated 117,930 shares, 120,335 shares and 96,930 shares, respectively. The Company recognized compensation expense of $1.5 million, $4.4 million and $2.4 million related to shares granted under the restricted stock plans for the years ended June 30, 2001, 2000 and 1999, respectively.

(10)     DEFINED CONTRIBUTION PLAN

         The Company sponsors a defined contribution retirement savings plan that covers substantially all employees of the Company after completion of six months of service. Company contributions to this plan, which can include amounts based on a percentage of employee contributions as well as discretionary contributions, were $4.0 million, $3.2 million and $1.3 million for the years ended June 30, 2001, 2000 and 1999, respectively.

(11)     REVENUES AND COSTS AND EXPENSES

         The components of revenues and costs and expenses:

                                                                          In Thousands
                                                                      Year Ended June 30,
-------------------------------------------------------------------------------------------------------------
                                                           2001              2000               1999
-------------------------------------------------------------------------------------------------------------
Revenues:
  Homebuilding:
    Active adult communities                           $    1,257,888     $   1,318,092      $    1,084,463
    Family and country club communities                       545,710           583,744             302,658
-------------------------------------------------------------------------------------------------------------
                                                            1,803,598         1,901,836           1,387,121
    Models/vacation getaway homes with
      long-term leaseback*                                          -            31,435                   -
-------------------------------------------------------------------------------------------------------------
        Total homebuilding                                  1,803,598         1,933,271           1,387,121
  Land and facility sales                                     102,197            76,237              61,861
  Other                                                        30,322            30,495              17,199
-------------------------------------------------------------------------------------------------------------
                                                       $    1,936,117     $   2,040,003      $    1,466,181
=============================================================================================================


* For the fiscal year ended June 30, 2000, revenues (in thousands) from the sale of models/vacation getaway homes with long-term leasebacks are net of deferred profits of $14,174. These deferred profits are being amortized as reductions of selling, general and administrative expenses over the leaseback periods.

Costs and expenses:

  Home construction and land:
    Active adult communities                           $      933,338     $     997,487      $      807,518
    Family and country club communities                       429,484           463,454             244,607
-------------------------------------------------------------------------------------------------------------
                                                            1,362,822         1,460,941           1,052,125
    Models/vacation getaway homes with
      long-term leaseback                                           -            31,435                   -
-------------------------------------------------------------------------------------------------------------
        Total homebuilding                                  1,362,822         1,492,376           1,052,125
  Cost of land and facility sales                              78,020            59,765              52,268
  Other cost of sales                                          24,539            22,902               8,132
-------------------------------------------------------------------------------------------------------------
      Total home construction, land and other               1,465,381         1,575,043           1,112,525
  Selling, general and administrative                         258,007           269,704             203,711
  Interest                                                     73,386            85,623              59,179
-------------------------------------------------------------------------------------------------------------
                                                       $    1,796,774     $   1,930,370      $    1,375,415
=============================================================================================================

(12)     INTEREST

         The following table shows the components of interest:

                                                                         In Thousands
                                                                     Year Ended June 30,
-----------------------------------------------------------------------------------------------------------
                                                           2001               2000              1999
-----------------------------------------------------------------------------------------------------------
Interest incurred and capitalized                        $     98,237        $   105,829       $   82,731
===========================================================================================================
Amortization of capitalized interest in costs
  and expenses                                           $     73,386        $    85,623       $   59,179
===========================================================================================================
Unamortized capitalized interest included
  in real estate inventories at year end                 $    130,064        $   105,213       $   85,007
===========================================================================================================
Interest income                                          $      1,202        $       849       $    1,081
===========================================================================================================

         Interest income is included in other revenues.

(13)     SEGMENT INFORMATION

         The Company conducts its operations in two primary segments in Arizona, California, Florida, Illinois, Nevada, South Carolina and Texas. The Company's active adult communities (primarily its Sun City communities) are generally large-scale, master planned communities with extensive amenities for people age 55 and over. The Company's family and country club communities are open to people of all ages and are generally developed in metropolitan or market areas in which the Company is developing active adult communities. Within all of its communities, the Company is usually the exclusive builder of homes.

         Both of the Company's primary segments generate their revenues through the sale of homes (and, to a much lesser extent, land and facilities) to external customers in the United States. The Company is not dependent on any major customer.

         Information as to the operations of the Company in different business segments is set forth below based on the nature of the Company's communities and their customers. Certain information has not been included by segment due to the immateriality of the amount to the segments or in total. The Company evaluates segment performance based on several factors, of which the primary financial measure is earnings before interest and taxes ("EBIT"). The accounting policies of the business segments are the same as those described in Note 1 for the Company. There are no significant intersegment transactions.

                                                                         In Thousands
                                                                      Year Ended June 30,
------------------------------------------------------------------------------------------------------------
                                                           2001              2000               1999
------------------------------------------------------------------------------------------------------------
Revenues:
    Active adult communities                           $    1,291,008     $   1,375,776     $    1,111,366
    Family and country club communities                       615,887           659,343            344,051
    Corporate and other                                        29,222             4,884             10,764
------------------------------------------------------------------------------------------------------------
                                                       $    1,936,117     $   2,040,003     $    1,466,181
============================================================================================================
EBIT:
    Active adult communities                           $      210,202     $     194,921     $      171,311
    Family and country club communities                        90,806            79,920             39,548
    Corporate and other                                       (88,279)          (79,585)           (60,914)
------------------------------------------------------------------------------------------------------------
                                                       $      212,729     $     195,256     $      149,945
============================================================================================================
Amortization of Capitalized Interest:
    Active adult communities                           $       48,224     $      60,713     $       44,816
    Family and country club communities                        25,162            24,910             14,363
    Corporate and other                                             -                 -                  -
------------------------------------------------------------------------------------------------------------
                                                       $       73,386     $      85,623     $       59,179
============================================================================================================
Assets at Year End:
    Active adult communities                           $    1,329,630     $   1,367,608     $    1,280,808
    Family and country club communities                       380,434           468,080            462,536
    Corporate and other                                       271,297           145,069            123,453
------------------------------------------------------------------------------------------------------------
                                                       $    1,981,361     $   1,980,757     $    1,866,797
============================================================================================================
Expenditures for Real Estate Inventories:
    Active adult communities                           $      958,249     $   1,050,587     $    1,053,866
    Family and country club communities                       395,272           495,115            452,787
    Corporate and other                                             -            11,573                103
------------------------------------------------------------------------------------------------------------
                                                       $    1,353,521     $   1,557,275     $    1,506,756
============================================================================================================
Purchases of Property and Equipment:
    Active adult communities                           $          920     $       5,237     $       19,733
    Family and country club communities                         1,228             1,923                904
    Corporate and other                                        10,286             9,854             22,843
------------------------------------------------------------------------------------------------------------
                                                       $       12,434     $      17,014     $       43,480
============================================================================================================

                                                                          In Thousands
                                                                      Year Ended June 30,
----------------------------------------------------------------------------------------------------------
                                                           2001            2000               1999
----------------------------------------------------------------------------------------------------------
Depreciation and Other Amortization:
    Active adult communities                             $    3,754        $    3,797        $     3,303
    Family and country club communities                       1,779               768                275
    Corporate and other                                       5,574             5,973              4,556
----------------------------------------------------------------------------------------------------------
                                                         $   11,107        $   10,538        $     8,134
==========================================================================================================

(14)     Subsequent Events

         On July 31, 2001, Del Webb Corporation merged with Pulte Homes, Inc. Pulte Homes acquired all of the outstanding shares of Del Webb in a tax-free stock-for-stock transaction. Each outstanding share of Del Webb common stock has been converted into 0.894 Pulte Homes common shares. The exchange ratio was based upon the average price of Pulte Homes stock as determined by the closing stock price for a 15 trading-day period from July 3 to July 24, 2001. The merger was voted on and approved at a special Del Webb shareholders' meeting on July 27, 2001.

(15)     CONTINGENT LIABILITIES AND COMMITMENTS

         The Company is a party to various legal proceedings arising in the ordinary course of business. While it is not feasible to predict the ultimate disposition of these matters, it is the opinion of management that their outcome will not have a material adverse effect on the financial statements of the Company taken as a whole.

         The Company has issued surety bonds and standby letters of credit aggregating $222.7 million at June 30, 2001.

         The Company leases from third parties, under operating leases, office space, model homes, apartment units which it rents to prospective customers at its large-scale active adult communities, automobiles, computers, office equipment, golf course equipment, heavy machinery and certain other equipment. The leases are generally renewable at the Company's option for additional periods. Total rent expense incurred by the Company was $16.3 million, $19.4 million and $13.6 million for the years ended June 30, 2001, 2000 and 1999, respectively. Minimum lease payments (in thousands) to be made by the Company under non-cancelable lease agreements are as follows:

                              2002         $  12,494
                              2003             7,255
                              2004             2,573
                              2005             1,755
                              2006             1,435
                       Later years             4,075
                                           ----------
                                           $  29,587
                                           ==========

(16)     QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         Quarterly financial information for the years ended June 30, 2001 and 2000 is presented below. The sum of the individual quarterly data may not equal the annual data due to rounding and fluctuations in weighted average shares outstanding on a quarter-to-quarter basis.

                                                                  In Thousands Except Per Share Data
                                                                          Three Months Ended
          -------------------------------------------------------------------------------------------------------
                                                         June 30,      March 31,   December 31,   September 30,
                                                           2001          2001          2000           2000
          -------------------------------------------------------------------------------------------------------
          Revenues                                        $ 602,289     $ 429,217     $ 486,953       $ 417,658
          Net earnings                                       30,966        21,098        22,634          16,481
          Net earnings per share - basic                       1.66          1.13          1.22             .90
          Net earnings per share - assuming dilution           1.59          1.10          1.20             .89
          -------------------------------------------------------------------------------------------------------


          -------------------------------------------------------------------------------------------------------
                                                         June 30,      March 31,   December 31,   September 30,
                                                           2000          2000          1999           1999
          -------------------------------------------------------------------------------------------------------
          Revenues                                        $ 635,029     $ 499,799     $ 495,613       $ 409,562
          Net earnings                                       30,706        15,986        13,689          13,784
          Net earnings per share - basic                       1.67           .87           .75             .76
          Net earnings per share - assuming dilution           1.67           .86           .73             .74
          -------------------------------------------------------------------------------------------------------